UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 6, 2015, National Bank Holdings Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:
Proposal 1: All of the director nominees were elected to the Board of Directors, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank V. Cahouet	32,833,982	776,738	520,512
Ralph W. Clermont	32,832,215	778,505	520,512
Robert E. Dean	27,692,324	5,918,396	520,512
Fred J. Joseph	32,832,364	778,356	520,512
G. Timothy Laney	31,251,040	2,359,680	520,512
Micho F. Spring	32,832,517	778,203	520,512
Burney S. Warren, III	32,833,535	777,185	520,512

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, based upon the following votes:

For	Against	Abstain
34,114,590	16,642	0

Proposal 3: The shareholders approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
20,830,706	12,777,710	2,304	520,512

Proposal 4: Shareholders, on an advisory non-binding basis, recommended a one-year frequency for future advisory “Say on Pay” Votes, based on the following votes:

1 Year	2 Years	3 Years	Abstain
28,991,513	12,998	4,600,435	5,774

In light of the voting results, where the majority of the shareholders favored an annual advisory vote on executive compensation, the Company’s Board of Directors has elected to hold an annual advisory vote on executive compensation. This decision will be revisited at the next required vote on the frequency of shareholder votes on the compensation of executives, which is required to be provided at least every six years.
Proposal 5: The shareholders approved the Company’s 2015 Employee Stock Purchase Plan, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
32,882,832	726,887	1,001	520,512

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer & General Counsel
Date: May 11, 2015